Exhibit 99.12

ROYALE ENERGY, INC.

 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan Gregory and Stephen M. Hosmer as Proxies with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on [●], at the Annual Meeting of Shareholders to be held at the offices of the Company, 1870 Cordell Court., El Cajon, California, 92020, on [●], at [●] local time, Pacific Daylight Time.

1.
To adopt the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated effective as of December 31, 2016 by and among Royale Energy, Inc., Royale Energy Holdings, Inc., a Delaware corporation, Royale Merger Sub, Inc., a California corporation and a direct, wholly-owned subsidiary of Royale Energy Holdings, Inc., Matrix Merger Sub, Inc., a California corporation and a direct, wholly-owned subsidiary of Royale Energy Holdings, Inc. and Matrix Oil Management Corporation, which provides for (a) the merger of Royale Merger Sub, Inc. with and into Royale Energy Inc., which will result in Royale Energy, Inc. as the surviving corporation, becoming a wholly-owned subsidiary of Royale Energy Holdings (the “Royale Reorganization Proposal”) and (b) the merger of Matrix Merger Sub with and into Matrix, which will result in Matrix becoming a wholly-owned subsidiary of Holdings (the “Matrix Combination Proposal”).*

	For	☐	Against	☐	Abstain	☐

2.
To approve the issuance of Holdings common stock to the limited partners of Matrix Investments, L.P., Matrix Las Cienegas Limited Partnership, and Matrix Permian Investments, L.P. in exchange for all limited partnership interests of such partnerships (other than the preferred limited partnership interests of Matrix Investments, L.P.) pursuant to terms of the respective limited partnership interest exchange agreements attached as an exhibit to the Merger Agreement.*

	For	☐	Against	☐	Abstain	☐

3.
To approve the issuance of Series B Preferred Stock by Holdings to the holders of certain preferred limited partnership interests of Matrix Investments, L.P., in accordance with the terms of the exchange agreement of Holdings with the holders of such preferred limited partnership interests attached as an exhibit to the Merger Agreement.*

	For	☐	Against	☐	Abstain	☐

*
NOTE:  Consummation of the merger contemplated by the Merger Agreement is conditioned upon shareholders also approving the exchange proposals listed in Item 2 and the issuance of  Series B Preferred Stock listed in Item 3.  If shareholders to do not approve all of Items 1, 2 and 3, the Merger Agreement will not be consummated, regardless of whether any of items 1, 2 and 3 are adopted individually.

4.

To approve the issuance of common stock of common stock by Holdings to stockholders of Matrix Oil Corporation in exchange for common stock of Matrix Operator, pursuant to terms of the exchange agreement of Holdings with shareholders of Matrix Operator attached as an exhibit to the Merger Agreement.

	For	☐	Against	☐	Abstain	☐

5.	For all nominees listed below (except as marked to the contrary below).
	For All	☐	Against All	☐	For All Except:

			Harry E. Hosmer		☐

			Jonathan Gregory		☐

			Donald H. Hosmer		☐

			Stephen M. Hosmer		☐

			Ronald Buck		☐

			Gary Grinsfelder		☐

			Ronald Verdier		☐

6.	To approve the conversion the conversion of certain convertible notes into Royale common stock.
	For	☐	Against	☐	Abstain	☐

7.	To approve one or more adjournments of the Royale Annual Meeting, if necessary or appropriate to permit further solicitation of proxies in favor of the Royale Reorganization Proposal.
	For	☐	Against	☐	Abstain	☐

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 6 & 7, AND FOR ALL NOMINEES FOR DIRECTOR (PROPOSAL 5).

Please sign and date this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., please indicate your full title.  Proxies received in this office later than [●] P.M. on [●] will not be voted upon unless the shareholders are present to vote their shares.

Dated:
           ----------------------

(Please mark, sign, date and return the Proxy Card promptly.)

Signature	Signature if held jointly